UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2901 West Bluegrass Blvd., Suite 100
Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	NATR	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2025, the Company’s Board of Directors appointed Ms. Katie A. May to its Board of Directors. Ms. May has been appointed to serve as a director until the next shareholders’ meeting at which directors are elected. Ms. May will serve on the Compensation and Governance Committees of the Board.

Ms. May, 58, was previously the founder and Chief Executive Officer of Kidspot, an Australia based online publisher, eventually selling to News Corp in 2011. Katie became Chief Executive Officer at ShippingEasy, a Sydney based start-up in 2012, moved it to Austin, Texas, and built this ecommerce software solution to a leading player in the space, exiting to Stamps.com in mid-2016, joining their board in 2019. Following Stamps.com's acquisition of ShippingEasy, Katie also assumed leadership of St. Louis-based Shipworks, overseeing both companies until her retirement in 2020. Ms. May serves on the boards of directors of Vivi International Pty Ltd.,
Australian education technology company, since February 2020, ROKT Pte Ltd., a global leader in ecommerce marketing technology, since July 2020, and Onramp Funds, Inc., a financing technology platform, since March 2021. Ms. May previously served on the board of directors of Stamps.com, Inc. (formerly NASDAQ: STMP), a leading provider of mailing and shipping services, Thinkific Labs, Inc. (TSX: THNC), a cloud-based software company for creators, and Pitney Bowes Inc. (NYSE:PBI), a global shipping and mailing company. Ms. May received an M.B.A. from The University of Texas at Austin and B.B.A. in Accounting from The University of Texas at Austin.
The Board of Directors determined that Ms. May is an independent director under the current standards for independence established by NASDAQ.

On February 4, 2025, Mr. Richard D. Moss notified the board of his decision to not stand for re-election at the company's upcoming 2025 annual shareholder meeting. His decision was not the result of a disagreement with the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: February 5, 2025	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Corporate Secretary